UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 21, 2015
Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY
(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of President

On July 21, 2015, the Board of Directors (Board) of Northwest Natural Gas Company (Company) elected David H. Anderson, to the position of President of the Company, effective August 1, 2015. Mr. Anderson will also continue to serve as the Company’s Chief Operating Officer. In connection with Mr. Anderson’s promotion, the Organization and Executive Compensation Committee of the Board (OECC) and the Board increased Mr. Anderson’s salary to $430,000 and increased his target award percentage under the Company’s Executive Annual Incentive Plan to 60 percent for 2015. Mr. Anderson, 53, previously served as the Company’s Executive Vice President and Chief Operating Officer since February 2014. Prior to that time, he served as the Company’s Executive Vice President of Operations and Regulations from February 2013 to February 2014, and the Company’s Senior Vice President and Chief Financial Officer from joining the Company in September 2004 to February 2013.

Mr. Gregg S. Kantor will cease serving as the Company’s President effective as of Mr. Anderson’s appointment on August 1, 2015, but will remain the Company’s Chief Executive Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: July 27, 2015	/s/ MardiLyn Saathoff
Senior Vice President and
General Legal Counsel